Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cerence Inc.

Burlington, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 25, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Cerence Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024.

/s/ BDO USA P.C.

Boston, Massachusetts

December 5, 2024